Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 3, 2019 SMG Industries Inc. (the “Company” or “SMG”) entered into a definitive Agreement and Plan of Share Exchange dated as of such date (the “Trinity Exchange Agreement”) with Trinity Services LLC, a Louisiana limited liability company (“Trinity”) and the sole member of Trinity (the “Trinity Member”). The Company closed the acquisition of Trinity on June 26, 2019 (“Closing Date”). On the Closing Date, pursuant to the Exchange Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding membership interests of Trinity (“Trinity Membership Interests”) from the Trinity Member pursuant to which Trinity became our wholly owned subsidiary (“Trinity Acquisition”). In accordance with the terms of the Trinity Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date the Company : (i) issued 2,000 shares of our 3% Series A Secured Convertible Preferred Stock (“Preferred Stock”), stated value $1,000 per share, (ii) paid $500,000 in cash to the Trinity Member, and (iii) assumed approximately $850,000 in notes related to equipment owned by Trinity.

The Preferred Stock is convertible at $0.50 per share at any time after the issuance thereof and is secured by all of the unencumbered assets of Trinity. All outstanding shares of Preferred Stock shall automatically convert into shares of the Company’s common stock upon the earlier to occur of: (i) twelve months after the date of issuance of the Preferred Stock; or (ii) six months after the date of issuance of the Preferred Stock, provided that (a) all shares of the Company’s common stock issued upon conversion of the Preferred Stock may be sold under Rule 144 or pursuant to an effective registration statement without a restriction on resale, and (b) the average closing price of the Company’s common stock has been at least of $0.60 per share during the twenty (20) trading days prior to the date of conversion.

All of the shares of Preferred Stock, and the shares of the Company’s Common Stock underlying the Preferred Stock, issued in connection with the Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. The Preferred Stock issued has a stated value of $2,000,000. The estimated fair value of the shares was based on an as if converted to common stock basis.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2019 combines the Company’s consolidated statement of operations for the three months ended March 31, 2019 with Trinity’s consolidated statement of operations for the three months ended March 31, 2019. The unaudited combined statement of operations for the year ended December 31, 2018 combines the Company’s consolidated statement of operations for the year ended December 31, 2018 with Trinity’s consolidated statement of operations for the year ended December 31, 2018. These unaudited pro forma combined statements of operations give effect to the Trinity Acquisition as if it had occurred on January 1, 2018, the beginning of SMG’s most recently completed fiscal year. The unaudited pro forma combined balance sheet at March 31, 2019 combines the Company’s consolidated balance sheet at March 31, 2019 with Trinity’s combined balance sheet at March 31, 2019, giving effect to the Trinity Acquisition as if it had occurred on March 31, 2019.

The historical combined statements of operations of Trinity have been adjusted to reflect certain reclassifications and other adjustments in order to conform to the Company’s financial statement presentation and accounting policies. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to events that are: (1) directly attributable to the Trinity Acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. The unaudited pro forma combined financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited combined pro forma financial information;
•	the historical unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2019, included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2019;

•	the historical consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	the combined financial statements of Trinity as of and for the fiscal years ended December 31, 2018 and 2017; and
•	the unaudited combined financial statements of Trinity as of March 31, 2019 and for the three months ended March 31, 2019 and 2018.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP with the Company as the acquirer. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the acquisition date with any excess purchase price allocated to goodwill.

The Company has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the consideration transferred, assets acquired, the liabilities assumed and the related allocations of the purchase price in the Trinity Acquisition. As a result, the unaudited pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The unaudited pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below. The Company has estimated the fair value of assets acquired and liabilities assumed based on discussions with members of Trinity’s management, preliminary valuation studies, due diligence and information presented in the financial statements and accounting records of Trinity. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations will result in adjustments to the balance sheet and/or statement of operations. The final purchase price and the final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Trinity Acquisition occurred on the dates indicated. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Company following the Trinity Acquisition. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of cost-saving initiatives (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Trinity Acquisition and, accordingly, does not attempt to predict or suggest future results. The unaudited pro forma combined financial information also excludes the effects of costs associated with any restructuring activities, integration activities or asset dispositions resulting from the Trinity Acquisition, as they are currently not known, and to the extent they occur, are expected to be non-recurring and were not incurred as of the closing date of the Trinity Acquisition. However, such costs could affect the combined company following the Trinity Acquisition in the period the costs are incurred or recorded.

SMG Industries Inc.

Unaudited Pro Forma Combined Statement of Operations

For the three months ended March 31, 2019

(unaudited)

	SMG	Trinity	Pro Forma Adjustments		Pro Forma

REVENUE TOTAL	$1,752,704	$1,456,864	$-		$3,209,568

COST OF REVENUE TOTAL	1,480,715	1,227,610	26,898	(a)	2,735,223

GROSS PROFIT	271,989	229,254	(26,898)		474,345

Selling, General & Admiinstrative	838,624	204,763	6,000	(b)	1,049,387

Net Operating Income (Loss)	(566,635)	24,491	(32,898)		(575,042)

Other Income (Expense)
Interest Expense	(143,627)	(10,683)	(9,688)	(c)	(163,998)
Other income	-	10,340	-		10,340
Miscellaneous expense	-	(2,252)	-		(2,252)

Net Income (Loss)	$(710,262)	$21,896	$(42,586)		$(730,952)

Preferred stock dividends	-	-	(15,000)	(d)	(15,000)

Net income (loss) attributable to common shareholders	$(710,262)	$21,896	$(57,586)		$(745,952)

Net income (loss) per common share
Basic	$(0.06)	-	-		$(0.06)
Diluted	$(0.06)	-	-		$(0.06)

Weighted Average Shares Outstanding
Basic	12,460,520	-	-		12,460,520
Diluted	12,460,520	-	-		12,460,520

SMG Industries Inc.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2018

(unaudited)

	SMG	Trinity	Pro Forma Adjustments		Pro Forma

REVENUE TOTAL	$4,422,436	$5,481,779	$-		$9,904,215

COST OF REVENUE TOTAL	2,769,375	5,118,073	(27,315)	(a)	7,860,133

GROSS PROFIT	1,653,061	363,706	27,315		2,044,082

Selling, general & admiinstrative	2,434,819	356,629	24,000	(b)	2,815,448
Bad debt expense	22,907	-	17,551	(e)	40,458
Gain on asset disposal	(21,071)	-	-		(21,071)
Acquisition costs	58,905	-	-		58,905
Total Operating expenses	2,495,560	356,629	41,551		2,893,740

Net Operating Income (Loss)	(842,499)	7,077	(14,236)		(849,658)

Other Income (Expense)
Gain (loss) on settlement of liabilities	9,151	-	-		9,151
Interest Expense	(310,030)	(32,836)	(38,750)	(c)	(381,616)
bad debt expense	-	(17,551)	17,551	(e)	-
Other income	-	21,637	-		21,637
Miscellaneous expense	-	(1,141)	-		(1,141)

Net Loss	$(1,143,378)	$(22,814)	$(35,435)		$(1,201,627)

Preferred stock dividends	-	-	(60,000)	(d)	(60,000)

Net Loss attributable to common shareholders	$(1,143,378)	$(22,814)	$(95,435)		$(1,261,627)

Net Loss per common share
Basic	$(0.11)	-	-		$(0.12)
Diluted	$(0.11)	-	-		$(0.12)

Weighted Average Shares Outstanding
Basic	10,364,775	-	-		10,364,775
Diluted	10,364,775	-	-		10,364,775

SMG Industries, Inc.

Pro Forma Combined Balance Sheet

As of  March 31, 2019

(unaudited)

	SMG	Trinity	Pro Forma Adjustments (See Note 4)		Pro Forma
ASSETS

Cash and cash equivalents	$70,432	$95,858	$-	(f, j)	$166,290
Accounts receivable	927,796	1,377,985	-		2,305,781
Inventory	128,425	-	-		128,425
Assets held for sale	42,300	-	-		42,300
Prepaid expenses and other current assets	81,071	29,463	-		110,534
Total current assets	1,250,024	1,503,306	-		2,753,330

Property and equipment, net	2,009,995	3,313,974	(756,441)	(g)	4,567,528
Other asset	18,920	-	-		18,920
Right of use assets - operating leases	313,372	-	87,900	(h)	401,272
Intangible assets	322,406	-	-		322,406
Goodwill	185,751	-	-		185,751

Total assets	$4,100,468	$4,817,280	$(668,541)		$8,249,207

LIABILITIES

Accounts payable	$1,586,339	$776,055	$-		$2,362,394
Accrued expenses and other liabilities	262,540	18,991	-		281,531
Right of use liabilities - operating leases short term	153,939	-	13,350	(h)	167,289
Right of use liabilities - finance leases short term	25,495	-	-		25,495
Deferred revenue	-	-	-		-
Secured line of credit	655,275	-	-		655,275
Current portion of note payable - related party	50,642	-	-		50,642
Current portion of unsecured notes payable net	117,935	22,669	-		140,604
Notes payable secured, net	392,184	339,880	500,000	(f)	1,232,064
Total current liabilities	3,244,349	1,157,595	513,350		4,915,294

Convertible notes payable, net	173,845	-	-		173,845
Note payable - related party, net of current portion	38,290	-	-		38,290
Notes payable - secured, net of current portion	936,894	563,244	-		1,500,138
Right of use liabilities - operating leases, net of current portion	159,433	-	74,550	(h)	233,983
Right of use liabilities - finance leases, net of current portion	74,869	-	-		74,869
Total other liabilities	1,383,331	563,244	74,550		2,021,125

Total liabilities	4,627,680	1,720,839	587,900		6,936,419

EQUITY
Members equity	-	3,096,441	(3,096,441)	(i)	-
Preferred stock	-	-	2	(j)	2
Common stock	12,874	-	-		12,874
Additional paid in capital	1,847,603	-	1,839,998	(j)	3,687,601
Retained earnings	(2,387,689)	-	-		(2,387,689)
Total equity	(527,212)	3,096,441	(1,256,441)		1,312,788

Total liabilities and equity	$4,100,468	$4,817,280	$(668,541)		$8,249,207

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of the Trinity Acquisition

On June 3, 2019 SMG Industries Inc. (the “Company” or “SMG”) entered into a definitive Agreement and Plan of Share Exchange dated as of such date (the “Trinity Exchange Agreement”) with Trinity Services LLC, a Louisiana limited liability company (“Trinity”) and the sole member of Trinity (the “Trinity Member”). The Company closed the acquisition of Trinity on June 26, 2019 (“Closing Date”). On the Closing Date, pursuant to the Exchange Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding membership interests of Trinity (“Trinity Membership Interests”) from the Trinity Member pursuant to which Trinity became our wholly owned subsidiary (“Trinity Acquisition”). In accordance with the terms of the Trinity Exchange Agreement, and in connection with the completion of the Acquisition, on the Closing Date we : (i) issued 2,000 shares of our 3% Series A Secured Convertible Preferred Stock (“Preferred Stock”), stated value $1,000 per share, (ii) paid $500,000 in cash to the Trinity Member, and (iii) assumed approximately $850,000 in notes related to equipment owned by Trinity.

The Preferred Stock is convertible at $0.50 per share at any time after the issuance thereof and is secured by all of the unencumbered assets of Trinity. All outstanding shares of Preferred Stock shall automatically convert into shares of the Company’s common stock upon the earlier to occur of: (i) twelve months after the date of issuance of the Preferred Stock; or (ii) six months after the date of issuance of the Preferred Stock, provided that (a) all shares of the Company’s common stock issued upon conversion of the Preferred Stock may be sold under Rule 144 or pursuant to an effective registration statement without a restriction on resale, and (b) the average closing price of the Company’s common stock has been at least of $0.60 per share during the twenty (20) trading days prior to the date of conversion.

All of the shares of Preferred Stock, and the shares of the Company’s Common Stock underlying the Preferred Stock, issued in connection with the Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. The Preferred Stock issued has a stated value of $2,000,000. The estimated fair value of the shares was based on an as if converted to common stock basis.

2. Basis of Pro Forma Presentation

The unaudited pro forma combined statement of operations for the three months ended March 31, 2019 combines the Company’s consolidated statement of operations for the three months ended March 31, 2019 with Trinity’s consolidated statement of operations for the three months ended March 31, 2019. The unaudited combined statement of operations for the year ended December 31, 2018 combines the Company’s consolidated statement of operations for the year ended December 31, 2018 with Trinity’s consolidated statement of operations for the year ended December 31, 2018. These unaudited pro forma combined statements of operations give effect to the Trinity Acquisition as if it had occurred on January 1, 2018, the beginning of SMG’s most recently completed fiscal year. The unaudited pro forma combined balance sheet at March 31, 2019 combines the Company’s consolidated balance sheet at March 31, 2019 with Trinity’s combined balance sheet at March 31, 2019, giving effect to the Trinity Acquisition as if it had occurred on March 31, 2019.

3. Preliminary Purchase Price Allocation

The purchase price for the Trinity Acquisition has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocation herein is preliminary. The final purchase price allocation for the Trinity Acquisition will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Trinity Acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

The acquisition of Trinity is being accounted for as a business combination under ASC 805. Due to the transaction closing late in the second quarter the Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:
Cash	$500,000
Preferred stock, Series A issued	1,840,000
Total preliminary purchase consideration	$2,340,000

Preliminary Purchase Price Allocation
Cash	$95,858
Accounts receivable	1,377,985
Prepaid expenses	29,463
Property and equipment	2,557,533
Right of use assets – operating leases	87,900
Accounts payable and accrued expenses	(795,046)
Right of use assets – operating leases	(87,900)
Notes payable	(925,793)
$2,340,000

4. Pro Forma Adjustments

Pro Forma Adjustments to the Statements of Operations:

(a)	To adjust depreciation expense for new estimated fair value of property and equipment and revised estimated remaining useful lives.
(b)	To recognize operating lease expense under ASC 842 associated with new lease entered into concurrent with the Trinity Acquisition
(c)	To recognize additional interest expense on additional borrowings of $500,000 to fund the cash consideration of the purchase price paid to the sellers of Trinity.
(d)	To reflect the effect of preferred dividend for shares issued as consideration for the Trinity Acquisition
(e)	To reclassify bad debt expense as part of net operating income to conform to SMG presentation

Pro Forma Adjustments to the Balance Sheet:

As of March 31, 2019

Cash and cash equivalents
Additional borrowings under secured notes payable (f)	$500,000
Payment of cash to sellers of Trinity (j)	(500,000)
Total adjustments to cash and cash equivalents	$-

Secured Notes payable (f)	$500,000

(f)	To recognize additional borrowings of $500,000 to fund the cash consideration of the purchase price paid to the sellers of Trinity
(g)	To adjust property and equipment to the estimate fair value as of the acquisition date
(h)	To recognize right of use assets and liabilities for new operating lease entered into concurrent with the Trinity Acquisition.
(i)	To eliminate historical members’ equity of Trinity.
(j)	To recognize consideration paid to the sellers of Trinity as disclosed in Note 3.